                                                                      EXHIBIT 12

Liberty Media Corporation
Calculation of Ratio of Earnings to Fixed Charges
(dollars in millions)
(unaudited)



                                                           Three Months       Three Months   Year        Ten Months
                                                              Ended              Ended       Ended         Ended
                                                             3/31/01            3/31/00    12/31/00       12/31/99
                                                   -----------------------------------------------------------------------
Earnings (losses) before income taxes                      $    (999)           1,613       3,019         (3,118)

Add:

Interest on debt                                                 147              463         283            311
Interest portion of rentals                                        7                4          20             13
Amortization of debt expense                                       1                -           2              2
Distributions from and losses of less
   than 50%-owned affiliates with debt
   not guaranteed by Liberty                                     144              148         384            183
Minority interest in (earnings)/losses of
   consolidated subsidiaries                                     (29)               8         (63)           (46)

                                                   -----------------------------------------------------------------------
Earnings available for fixed charges                        $   (729)           2,236       3,645         (2,655)
                                                   =======================================================================


Fixed charges:

Interest on debt:
LMC and consolidated subsidiaries                                133              439         246            288
Less than 50%-owned affiliates with debt
    guaranteed by Liberty                                         11               24          31             22
Liberty's proportionate share of interest of
    50%-owned affiliates                                           3                -           6              1
                                                   -----------------------------------------------------------------------
       Total interest on debt                                    147              463         283            311

Interest portion on rentals                                        7                4          20             13
Amortization of debt expense                                       1                -           2              2
Capitalized interest                                               -                -           -              -

                                                   -----------------------------------------------------------------------
Total fixed charges                                          $   155            $ 467       $ 305          $ 326
                                                   =======================================================================


Ratio of earnings to fixed charges                                 -             4.79       11.95              -

Deficiency                                                   $  (884)                           -         (2,981)

                                                           Two
                                                          Months          Year Ended December 31,
                                                          Ended      -------------------------------
                                                         2/28/99       1998         1997        1996
                                                   -------------------------------------------------
Earnings (losses) before income taxes                     $141       1,083         (645)      1,174

Add:

Interest on debt                                            38         178           71          58
Interest portion of rentals                                  2          11            9          13
Amortization of debt expense                                 1           5            3           1
Distributions from and losses of less
   than 50%-owned affiliates with debt
   not guaranteed by Liberty                                31         876          723         310
Minority interest in earnings/(losses) of
   consolidated subsidiaries                                (3)        (13)          10         (18)

                                                   -------------------------------------------------
Earnings available for fixed charges                      $210       2,140          171       1,538
                                                   =================================================


Fixed charges:

Interest on debt:
LMC and consolidated subsidiaries                           26         104           40          53
Less than 50%-owned affiliates with debt
    guaranteed by Liberty                                    3          16           11           1
Liberty's proportionate share of interest of
    50%-owned affiliates                                     9          58           20           4
                                                   -------------------------------------------------
       Total interest on debt                               38         178           71          58

Interest portion on rentals                                  2          11            9          13
Amortization of debt expense                                 1           5            3           1
Capitalized interest                                         -           -            -           -

                                                   -------------------------------------------------
Total fixed charges                                      $  41         194           83          72
                                                   =================================================


Ratio of earnings to fixed charges                        5.12       11.03         2.06       21.36

Deficiency                                                   -           -            -           -

The ratio of earnings to fixed charges of the Company was 11.95, 11.03, 2.06 and
21.36 for the years ended December 31, 2000, 1998, 1997, 1996, respectively, and
5.12 for the two-months ended February 28, 1999 and 4.79 for the three months ended March 31, 2000. The ratio of earnings to fixed charges of the Company was less than 1.00 for the ten-month period ended December 31, 1999 and the three month period ended March 31, 2001; thus, earnings available for fixed charges were inadequate to cover fixed charges for such periods. The amount of coverage deficiency for the ten-month period ended December 31, 1999 was 2,981 million and for the three month period ended March 31, 2001 was 884 million. For the ratio calculations, earnings available for fixed charges consists of earnings (losses) before income taxes plus fixed charges, distributions from and losses of less than 50%-owned affiliates with debt not guaranteed by the Company (net of earnings not distributed of less than 50%-owned affiliates) and minority interests in earnings (losses) of consolidated subsidiaries. Fixed charges consist of (i) interest on debt, including interest related to debt guaranteed by the Company of less than 50%-owned affiliates where the investment in such affiliates results in the recognition of a loss, (ii) the Company's proportionate share of interest of 50%-owned affiliates, (iii) that portion of rental expense the Company believes to be representative of interest (one-third of rental expense), and (iv) amortization of debt expense. The Company has guaranteed the debt of certain less than 50%-owned affiliates and certain unaffiliated entities in which it has an interest. Fixed charges of zero relating to such guarantees for the years ended December 31, 2000, 1998, 1997, 1996 and for the two months ended February 28, 1999 and for the ten months ended December 31, 1999 and for the three months ended March 31, 2001 and 2000 have not been included in fixed charges because the investment in such entities does not result in the recognition of a loss and it is not probable that the Company will be required to honor the guarantee.